Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 20, 2021, of EZFill Holdings, Inc. relating to the audit of the consolidated financial statements for the year ending December 31, 2020 and the period from March 28, 2019 (inception) through December 31, 2019 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

August 20, 2021